Exhibit 11.0

Statement re: Computation of Per Share Earnings (Unaudited)

          Earnings per share were computed as follows (dollar amounts in thousands except share data):

		Weighted
		Average	Per Share
	Income	Shares	Amount

For the six month ended June 30, 2002:
Basic Earnings per Share:
Income available to common stockholders	$1,397	1,470,907	$0.95
Effect of Dilutive Securities:
Stock options		118,723

Diluted Earnings per Share:
Income available to common stockholders and assumed conversions	$1,397	1,589,630	$0.88

For the six months ended June 30, 2001:
Basic Earnings per Share:
Income available to common stockholders	$1,148	1,499,236	$0.77
Effect of Dilutive Securities:
Stock options		38,664
Unearned incentive plan shares		13,804

Diluted Earnings per Share:
Income available to common stockholders and assumed conversions	$1,148	1,551,704	$0.74

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		Weighted
		Average	Per Share
	Income	Shares	Amount

For the three month ended June 30, 2002:
Basic Earnings per Share:
Income available to common stockholders	$692	1,476,678	$0.47
Effect of Dilutive Securities:
Stock options		121,253
Diluted Earnings per Share:
Income available to common stockholders and assumed conversions	$692	1,597,931	$0.43

For the three months ended June 30, 2001:
Basic Earnings per Share:
Income available to common stockholders	$582	1,505,681	$0.39
Effect of Dilutive Securities:
Stock options		63,598
Unearned incentive plan shares		11,142

Diluted Earnings per Share:
Income available to common stockholders and assumed conversions	$582	1,580,421	$0.37

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